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Microfilm Number______       Filed with the Department of State on June 25, 1999

Entity Number 2682482        ___________________________________________________
                                       Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION


         In compliance with the requirements of 54 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby state(s) that:

1.  The name of the corporation is: Fidelity Leasing, Inc.

________________________________________________________________________________

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

 1255 Wrights Lane        West Chester     Pennsylvania   19380        Chester
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Number and Street             City             State        Zip         County

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Name of Commercial Registered Office Provider                           County

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The Statute by or under which it was incorporated is: 15 Pa.C.S.ss.1306
                                                         -----------------

4. The date of incorporation is: March 4, 1996
                                 -------------

5. (Check and, if appropriate, complete one of the following):

    _x_ The Amendment shall be effective upon filing these Articles of Amendment in the Department of State.

    ___ The Amendment shall be effective on           , 199 , at        o'clock.


6. (Check one of the following):

    _x_ The Amendment was adopted by the shareholders(or members) pursuant to 15 Pa.C.S.ss.1914(a) and (b).

    ___ The Amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c).

7. (Check and, if appropriate, complete one of the following):

    ___ The Amendment, adopted by the corporation, set forth in full, is as follows:


    _x_ The Amendment adopted by the corporation as set forth in Exhibit A is attached hereto and made a part hereof.

8. (Check if the amendment restates the Articles):

    ___ The restated articles of incorporation superseded the original Articles and all amendments thereto.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this_________ day of June, 1999.


                                                    Fidelity Leasing, Inc
                                                -------------------------------
                                                    (name of corporation)

                                                By:____________________________
                                                            (signature)
                                                TITLE:_________________________

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                                    EXHIBIT A
                                       TO
                              ARTICLES OF AMENDMENT
                                       OF
                             FIDELITY LEASING, INC.


         a) Article 4 is hereby deleted and the following is substituted therefor:

             "The total number of shares of capital stock which the Corporation shall have authority to issue is forty-one million (41,000,000) shares, of which one million (1,000,000) shares shall be of preferred stock ("Preferred Stock"), and forty million (40,000,000) shares shall be of common stock ("Common Stock").

             As of the effective time of this amendment, each share of common stock authorized immediately prior to this amendment shall be split and changed into 0.6992 of a share of Common Stock.

             At any time, and from time to time, the Preferred Stock may be divided into and issued in one or more classes of further classes of shares, or one or more series of shares, each of which classes or series shall be so designated as to distinguish the shares thereof from the shares of all other classes or series. All shares within any class of preferred stock shall be identical except as to the following relative rights and preferences, in respect of any or all of which there may be variations between different series of such class, namely, the rate of dividend, the right of redemption, and the price at which, and the terms and conditions on which, shares may be redeemed, the amounts payable upon shares in the event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares, the right of conversion, the terms and conditions on which shares may be converted in the event the shares of any class or series of stock are issued with the privilege of conversion, and the voting rights.

             The Board of Directors of the Corporation is hereby expressly vested with the authority, by resolution, from time to time to divide the preferred stock of the Corporation into one or more classes or series as aforesaid and to fix and determine the variable rights and preferences of any class or series so established."

         b)  Article 7 is hereby added to read as follows:

         "Non-Cumulative Voting. Voting for directors by the shareholders entitled to vote shall be on a non-cumulative basis."